CONTRIBUTION AGREEMENT


        THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of the 31st day of May, 1996 by and between Intelligent Electronics, Inc., a Pennsylvania corporation ("IE"), The Future Now, Inc., an Ohio corporation ("TFN") , The Future Now, Inc. of Arkansas, an Arkansas corporation ("TFNA") and XLConnect Solutions, Inc., a Pennsylvania corporation ("XLC").

                                   Background

     A. XLC and TFN are a wholly owned subsidiaries of IE, and TFNA is a wholly owned subsidiary of TFN.

     B. IE and XLC intend to effect an initial public offering of shares of common stock of XLC (the "Offering").

     C. In order to facilitate the Offering, the parties will effect a restructuring of the corporate organization, following which XLC will be a wholly owned subsidiary of TFNA.

     D. Each of IE, TFN and TFNA (collectively referred to hereinafter as "IE", except where the context requires "IE" to mean Intelligent Electronics, Inc.) desires to contribute to XLC, and XLC desires to accept and receive, certain of the assets and liabilities of IE, TFN and TFNA, respectively.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

            (a) "Assigned Contracts" has the meaning ascribed thereto in Section 3 hereof.

            (b) "Business Day" means any calendar day which is not a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania.

            (c) "Contract" means any written or oral contract, agreement, commitment, lease, license, consulting agreement, supply contract, repair contract, distribution agreement, purchase order, technology and know-how agreement, instrument or any other contractual commitment that is binding on any Person or its property.

            (d) "Governmental Entity" means any government and political subdivisions thereof, court, arbitral tribunal, administrative agency, tribunal or commission or


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any other governmental or regulatory body, instrumentality or authority, whether domestic (federal, state or local) or foreign.

            (e) "Liability" means any direct or indirect liability, loss, damage, cost, expense, contingent liability, loss contingency, indebtedness, obligation, responsibility, claim, deficiency (including deferred income tax and other net tax deficiencies), guaranty or endorsement of or by any person, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, and any other items which, in accordance with GAAP, would be classified as a Liability.

            (f) "Lien" means any mortgage, lien, security interest, pledge, negative pledge, encumbrance, assessment, title retention agreement, restriction or restraint on transfer, defect of title, charge in the nature of a lien or security interest, or option (whether consensual, statutory or otherwise).

            (g) "Permitted Liens" means (a) Liens for current taxes not yet delinquent for which appropriate reserves in accordance with GAAP have been created; (b) statutory liens imposed by law which are incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen; and (c) consensual Liens granted on Contributed Assets with respect to financing obligations assumed by XLC Liens.

            (h) "Person" means an individual, a sole proprietorship, a corporation, a partnership, a joint venture, an association, a trust, or any other entity or organization, including a government or a political subdivision, agency or instrumentality thereof.

            (i) "Required Consents" means any and all licenses, waivers, consents or approvals of or from any Governmental Entity, including the expiration of any periods of time under statutory and regulatory notice provisions without action on the part of any Governmental Entity, and any and all approvals, consents or waivers from other parties to leases, licenses, franchises, permits, indentures, Contracts and other instruments necessary to consummate the transaction contemplated hereby.

         1. Contributions of Assets by IE. Subject to the terms and conditions contained herein, IE hereby contributes to XLC, free and clear of all Liens (other than Permitted Liens), the assets of IE which are listed on Schedule A attached hereto (collectively, the "Contributed Assets").

         2. Assignment of Contracts and Contract Rights. IE hereby assigns, transfers and delivers to XLC all of its right, title and interest in and to all of the Contracts and contract rights identified on Schedule B hereto (the "Assigned Contracts") and XLC hereby accepts the Assigned Contracts and agrees to perform and comply with such Assigned Contracts as if XLC were the original signatory thereunder.

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         3. Assumption of Liabilities. XLC hereby assumes only those debts, liabilities and obligations of IE listed on Schedule C attached hereto (the "IE Assumed Liabilities"). Except as set forth on Schedule C, XLC does not and will not otherwise acquire, discharge, assume, or become responsible for any debts, liabilities or obligations of IE. IE agrees to pay and satisfy when due those liabilities and obligations not assumed by XLC, which, if not paid or satisfied, could result in a liability to XLC which is not being assumed by XLC. To the extent an Asset of IE being sold or contributed to XLC pursuant to Section 2 or 3 hereof is subject to a Lien that is not an IE Assumed Liability, IE expressly acknowledges that it is retaining such Liability and agrees to pay and discharge such Liability as the same shall become due.

         4. Representations and Warranties.

            (a) IE, TFN and TFNA, as applicable, represent and warrant to XLC as follows:

                (1) Corporate Power and Authority. Each of IE, TFN and TFNA has the requisite power and authority to execute, deliver and perform this Agreement and to contribute to XLC the Contributed Assets. The execution delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of each of IE, TFN and TFNA. This Agreement constitutes the legal, valid and binding obligation of each of IE, TFN and TFNA, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                (2) Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate, breach or contravene any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of IE, TFN or TFNA, (b) violate, or constitute a default under, any material contract by which such entity or its property is bound, or
(c) violate any material provision of law.

                (3) Title to Contributed Assets. Each of IE, TFN and TFNA is in possession of and has good, valid and marketable title to, or has valid leasehold interests in or valid rights under contract to use, all of the Contributed Assets in which it has interest and IE, on a consolidated basis, with TFN and TFNA, has such title to all of the Contributed Assets. All of the Contributed Assets are free and clear of all Liens, other than Permitted Liens. All tangible personal property comprising Contributed Assets is in good operating condition (ordinary wear and tear excepted) and will be usable by XLC for its intended purposes.

                (4) Accounts Receivable. The accounts receivable that are included in the Contributed Assets (the "Accounts Receivable") constitute valid receivables, have arisen in the ordinary course of business consistent with past practices, are collectible

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and are not subject to any setoff or counterclaim. No part of the Accounts
Receivable is contingent upon performance by IE or any other party of any obligation, and no agreements for deductions or discounts have been made with respect to any part of such Accounts Receivable.

            (b) XLC represents and warrants to IE, TFN and TFNA as follows:

                (1) Corporate Power and Authority. XLC has the requisite power and authority to execute, deliver and perform this Agreement and to accept the Contributed Assets. The execution delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of XLC. This Agreement constitutes the legal, valid and binding obligation of XLC, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                (2) Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate, breach or contravene any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of XLC, (b) violate, or constitute a default under, any material contract by which such entity or its property is bound, or (c) violate any material provision of law.

         5. Further Assurances. Each party hereto agrees to cooperate with each other to obtain, execute and deliver or cause to be so obtained, executed or delivered, such other instruments, notices, documents, agreements, acknowledgements or consents (including without limitation, the Required Consents) and to such further acts as reasonably may be required for the effective confirmation and consummation of the transactions contemplated thereby, including without limitation the transfer, or confirmation thereof, of such other assets as are necessary or desirable in connection with the operation of the business of XLC, as such business is described in that certain Registration Statement dated July 24, 1996, as amended from time to time, filed with the Securities and Exchange Commission under the Securities Act of 1933 with respect to a proposed written public offering of the shares of common stock of XLC.

         6. Miscellaneous.

            (a) Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto to any other person except that either party may assign this Agreement to any of its affiliates.

            (b) No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable rights hereunder.

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            (c) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.

            (d) Amendment. This Agreement may not be amended except by an instrument signed by the parties hereto.

            (e) Waivers. Either party hereto may (i) extend the time for the performance of any of the obligations or other act of the other party or (ii) waive compliance with any of the agreements contained herein. No waiver of any term shall be construed as a subsequent waiver of the same term, or a waiver of any other term, of this Agreement. The failure of any party to assert any of its rights hereunder will not constitute a waiver of any such rights.

            (f) Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, such provision shall be deemed severable and all other provisions of this Agreement shall nevertheless remain in full force and effect.

            (g) Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            (h) Notices. All notices given in connection with this Agreement shall be in writing. Service of such notices shall be deemed complete (i) if hand delivered, on the date of delivery, (ii) if by mail, on the fourth business day following the day of deposit in the United States mail, by certified or registered mail, first-class postage prepaid, (iii) if sent by FedEx or equivalent courier service, on the next business day, or (iv) if by telecopier, upon receipt by the sender of written confirmation of successful transmission. Such notices shall be addressed to the parties at the following addresses or at such other address for a party as shall be specified by like notice (except that notices of change of address shall be effective upon receipt):

         If to IE, TFN or TFNA:

         411 Eagleview Boulevard
         Exton, PA 19341
         Attention:  President
         Telecopier:  (610) 458-0599

         If to XLC:

         411 Eagleview Boulevard
         Exton, PA 19341
         Attention:  President
         Telecopier:  (610) 458-8217


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            (i) Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflict of laws thereof.

            (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties to this Contribution Agreement have caused this Agreement to be duly executed as of the date first written above.

                                     INTELLIGENT ELECTRONICS, INC.


                                     By:________________________________
                                          Name:
                                          Title:

                                     THE FUTURE NOW, INC.


                                     By:_________________________________
                                          Name:
                                          Title:

                                     THE FUTURE NOW, INC. OF
                                     ARKANSAS


                                     By:________________________________
                                          Name:
                                          Title:

                                     XLCONNECT SOLUTIONS, INC.



                                     By:_________________________________
                                        Name:
                                        Title:



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                                   SCHEDULE A

                               CONTRIBUTED ASSETS

I.   Capital Stock:

     IE hereby contributes to TFN all of the issued and outstanding shares of:

            XLConnect Solutions, Inc.
            XLConnect Services, Inc. (f/k/a Intellicom Solutions, Inc.)

     TFN hereby contributes to TFNA all of the issued and outstanding shares of:

            XLConnect Solutions, Inc.
            XLConnect Services, Inc.

     TFNA hereby contributes to XLC all of the issued and outstanding shares of:

            XLConnect Services, Inc.

II.  Employees:               Listing as of May 31, 1996 attached as Annex A-1


III. Accounts Receivable:     Listing as of May 31, 1996 attached as Annex A-2

IV.  Other Tangible Assets:   Listing as of May 31, 1996 attached as Annex A-3


V.   Intangible Assets:       Listing as of May 31, 1996 attached as Annex A-4


VI.   Deferred Items:         Deferred taxes and associated accumulated
                              depreciation as of May 31, 1996

                                     SA (1)

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                                   SCHEDULE B

                               ASSIGNED CONTRACTS



        All service agreements, and all service components included in bundled agreements, either in effect as of May 31, 1996 or arising thereafter, relating to Internetworking, Applications Development, Telecommunications and Managed Services.

                                     SB (1)

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                                   SCHEDULE C

                               ASSUMED LIABILITIES

o Accounts Payable: Trade payables relating to the provision of services (primarily subcontractors) and accounts payable for service parts

o       Accrued Expenses:
        o XLConnect employee relocation costs;
        o legal and other professional fees and expenses;
        o restructuring costs for Oracle-based systems supporting PBTH;
        o current payroll and benefits liabilities;
        o reserves for receivables delinquency.

o       Deferred income: Service fees billed and not provided

o       Due to Parent: Allocated indebtedness owed to IE

o       Litigation: limited to pending XLConnect trademark issue




                                     SC (1)

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                                    ANNEX A-1

                                    EMPLOYEES

                                     SC (2)

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                                    ANNEX A-2

                               ACCOUNTS RECEIVABLE

                                     SC (3)

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                                    ANNEX A-3

                 OTHER TANGIBLE ASSETS (PROPERTY AND EQUIPMENT)


                                     SC (4)

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                                    ANNEX A-4

                                INTANGIBLE ASSETS


                           All assets of each IE entity which would be classified in accordance with GAAP as intangible assets, including without limitation, all franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade-names, goodwill, experimental or organization expenses and other like intangibles, used or useful in connection with the business to be conducted by XLC.


                                     SC (5)